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                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, no par value, of Isonics Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

         In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 11, 1999.


                  FAIRWAY INVESTORS

                  By:  /s/ Jerrold Marks
                      --------------------------------------------
                      Jerrold Marks, Partner

                  /s/ Jerrold Marks
                  -------------------------------------------------
                  Jerrold Marks

                  /s/ Louis Marks
                  -------------------------------------------------
                  Louis Marks


                  ROSENFIELD FAMILY LIMITED PARTNERSHIP

                  By: /s/ Richard Rosenfield
                      ---------------------------------------------
                      Richard Rosenfield, General Partner

                  /s/ Richard Rosenfield
                  -------------------------------------------------
                  Richard Rosenfield